SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

I.R.S. Employer
Commission	Registrant, State of Incorporation,	Identification
File Number	Address and Telephone Number	Number
0-33207	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address,
if changed since last report)

1-707	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately filing this combined Current Report on Form 8-K (Report).

CAUTIONARY STATEMENTS REGARDING CERTAIN FORWARD-LOOKING INFORMATION

Statements made in this combined report that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the registrants are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry and the Company; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry and constraints placed on the Company’s actions by the Public Utility Holding Company Act of 1935; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on the Company’s pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability and deliverability of fuel; ability to achieve generation planning goals and the occurrence of unplanned generation outages; delays in the anticipated in-service dates of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses; performance of projects undertaken by the Company’s non-regulated businesses and the success of efforts to invest in and develop new opportunities; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. These and other risk factors are detailed from time in time in the registrants’ Securities and Exchange Commission (SEC) reports. Many, but not all, of the factors that may impact actual results are discussed in the Risk Factors section of Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation of the registrants’ combined Annual Report on Form 10-K for the year ended December 31, 2004. These reports should be read carefully. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond the control of the registrants. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the effect of each such factor on the registrants.

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2005, KCP&L filed a Stipulation and Agreement (Agreement) with the Missouri Public Service Commission (MPSC). KCP&L anticipates hearings will be scheduled by the MPSC to take testimony regarding the Agreement. The Agreement becomes effective as of its approval by the MPSC, and expires on June 1, 2010, except with respect to provisions that continue after that date. If approved by the MPSC, the Agreement will not constitute a contract with the MPSC and will not restrict in any manner the exercise by the MPSC of any statutory right.

Following is a brief description of the terms and conditions of the Agreement that are material to Great Plains Energy and KCP&L. The description does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreement.

The Agreement contains a regulatory plan, agreed to by the signatory parties identified below, comprised of the following major elements:

(a) KCP&L commits to undertake commercially reasonable efforts to complete or make substantial progress on certain energy infrastructure investments from January 1, 2005 through December 31, 2009 identified in the Agreement (Resource Plan), including but not limited to:

(i) construction of a new 800-900 MW coal-fired generation unit at Iatan Station with a current estimated completion date of June 2010 (Iatan 2), of which KCP&L will own approximately 500 MW;

(ii) installation of certain new air emission control facilities at KCP&L’s Iatan 1 and LaCygne 1 generating units;

(iii) installation of 100 MW of wind generation facilities in 2006, and the potential installation of an additional 100 MW of wind generation facilities in 2008 if supported by a detailed evaluation;

(iv) implementation of an asset management plan for transmission and distribution system expansion, improvement and maintenance activities; and

(v) implementation of certain demand response, efficiency and affordability programs.

(b) KCP&L’s current rates will be maintained through December 31, 2006, except for certain significant events including significant changes in tax laws, federal utility laws or regulations or generally accepted accounting principles, unexpected extended outages or shutdowns of a major generating unit, or failure by KCP&L to fulfill its energy infrastructure investment commitments.

(c) An interim energy charge may be proposed by KCP&L in any rate case filed before June 1, 2015 to recover projected fuel and purchased power costs, subject to refund. The duration of each interim energy charge will not exceed two years. KCP&L will not seek prior to June 1, 2015, to utilize any mechanism authorized in pending legislation or other change in state law that would allow riders, surcharges or changes in rates outside of a general rate case based upon a consideration of less than all relevant factors.

(d) KCP&L may sell sulfur dioxide emission allowances during the term of the Agreement. The sales proceeds will be recorded as a regulatory liability for ratemaking purposes, and will be amortized over time.

(e) KCP&L’s pension cost before amounts capitalized, for regulatory purposes, is established at $22 million until 2007 through the creation of a regulatory asset or liability, as appropriate.

(f) The equity component of KCP&L’s allowance for funds used during construction rate pertaining to the Missouri jurisdictional portion of the new coal plant will be reduced 125 basis points as of the approval of the Agreement.

(g) Adjustments to amortizations of KCP&L regulatory assets will be supported by the signatory parties as required for KCP&L to maintain, on a Missouri jurisdictional basis, funds from operations interest coverage and funds from operations as a percentage of average total debt financial ratios of 3.8x and 25%, respectively, that are currently the lower end of the top third of a BBB published rating for a utility company with a business risk profile of “6”, as established by Standard & Poor’s. In the event such ratio guidelines and ranges are changed, the signatory parties will work together to determine appropriate values for these ratios. However, no adjustment is required to be supported by the signatory parties on account of non-Missouri jurisdictional matters or if the MPSC finds that KCP&L has failed to prudently manage its costs, continuously improved productivity and maintained service quality. Benefits of offsetting KCP&L’s Missouri jurisdictional rate base related to amortizations contained in the Agreement will be reflected in KCP&L’s Missouri rates for at least ten years following the effective date of the Agreement, notwithstanding any future changes in state law.

(h) The depreciable life span of Wolf Creek Generating Station for Missouri regulatory purposes will be increased from 40 to 60 years, matching the Kansas regulatory life span. KCP&L will record $10.3 million in additional amortization expense on an annual Missouri jurisdictional basis until the effective date of the tariffs resulting from the rate case filed in 2006.

(i) The revenues and costs from KCP&L’s wholesale electricity sales and transmission will be included in its retail revenue requirement determination during the term of the Agreement.

(j) The wind generation facilities will be depreciated over a 20 year period.

(k) KCP&L will file a rate case in 2006, with changes to be effective January 1, 2007. KCP&L will also file a rate case, with rate schedules with an effective date of September 1, 2010, on October 1, 2009, or eight months prior to the commercial in service operation date of Iatan 2. KCP&L may also file rate cases with changes to be effective January 1, 2008 and 2009. So long as KCP&L proceeds to implement the Resource Plan (or a modification thereof approved by the MPSC) and complies with the Resource Plan monitoring requirements, the signatory parties will not take the position that the Resource Plan investments should be excluded from rate base on grounds that the projects were not necessary or timely, or that alternative technologies should have been used by KCP&L. However, the Agreement does not limit the ability of the signatory parties to inquire regarding the prudence of KCP&L’s expenditures, or to assert that the appropriate amount to include in KCP&L’s rate base or its cost of service for these investments is a different amount than that proposed by KCP&L.

(l) KCP&L will actively monitor the major factors and circumstances which influence the need for and economics of all elements of the Resource Plan. Modifications to the resource plan described in paragraph (a), above, may be proposed by KCP&L or other signatory parties to the Agreement in response to changed factors or circumstances impacting its reasonableness and adequacy. Disputes regarding such modifications will be submitted to the MPSC for determination.

The Agreement provides that KCP&L will consider The Empire District Electric Company (Empire) and Aquila, Inc. (Aquila) as preferred potential partners in Iatan 2 of at least a 30% combined share of Iatan 2, and will consider the Missouri Joint Municipal Electric Utility Commission a preferred potential partner in Iatan 2 of at least 100MW. This consideration is conditioned upon these entities demonstrating that they have a commercially feasible financing plan for meeting their financial commitments to participate in the ownership of Iatan 2 by the later of August 2, 2005, or such date that KCP&L issues requests for proposal related to Iatan 2. Further, such financing plans must not adversely affect KCP&L’s ability to finance its share of Iatan 2 or complete construction on a time frame connected with the Agreement. KCP&L specifically reserves the right to continue to discuss with other entities the potential participation of those entities in Iatan 2.

The signatory parties’ approval of the regulatory plan contained in the Agreement is conditioned upon the approval of a regulatory plan by the Kansas Corporation Commission (KCC) containing substantially similar terms. KCP&L will file with the MPSC the KCC-approved regulatory plan, and the signatory parties to the Agreement will have seven days from filing to indicate whether they still support approval of the Agreement’s regulatory plan. If the terms of the regulatory plan agreed to in Kansas, or required by the KCC, are not comparable to the terms of the regulatory plan agreed to in Missouri, or required by the MPSC, KCP&L agrees to offer to the Agreement signatory parties, and accept, comparable terms.

The current signatory parties to the Agreement are KCP&L, the Staff of the MPSC, Office of Public Counsel, Praxair, Inc., Missouri Industrial Energy Consumers, Ford Motor Company, Aquila, Empire and the Missouri Joint Municipal Electric Utility Commission. The City of Kansas City, Missouri, Jackson County, Missouri and the Missouri Department of Natural Resources are reflected as signatory parties to the Agreement, but have not signed the Agreement as of this date.

KCP&L provides electricity at retail to Praxair, Inc., Ford Motor Company, Kansas City and Jackson County, Missouri, customers located in Kansas City and Jackson County, Missouri, and various members of the Missouri Industrial Energy Consumers. KCP&L provides electricity at wholesale to various members of the Missouri Joint Municipal Electric Utility Commission. KCP&L, Aquila and Empire collectively own Iatan Unit No. 1, a coal-fired generating station in Platte County, Missouri. From time to time KCP&L purchases and sells electricity at wholesale with Aquila and Empire.

Item 7.01 Regulation FD Disclosure

Great Plains Energy and KCP&L will be conducting a conference call to discuss the Agreement on March 29, 2005, at 1:00 p.m. Eastern Standard Time. The webcast conference call can be accessed through the investor relations section of Great Plains Energy’s website at www.greatplainsenergy.com. The written presentation is furnished as Exhibit 99 hereto.

The information furnished under this Item 7.01, including Exhibit 99 attached hereto, in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information furnished in this report under Item 7.01, including Exhibit 99, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibit No.

99	March 29, 2005, conference call written presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED
/s/Jeanie Sell Latz
Jeanie Sell Latz
Executive Vice President-Corporate and Shared Services and Secretary

KANSAS CITY POWER & LIGHT COMPANY
/s/Jeanie Sell Latz
Jeanie Sell Latz

Date: March 29, 2005